    As filed with the Securities and Exchange Commission on July 6, 1995
                                                         Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------
                     INTERNATIONAL TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)

                           23456 HAWTHORNE BOULEVARD
                          TORRANCE, CALIFORNIA 90505
                                (310) 378-9933
     DELAWARE                                                  33-0001212
 (State or other         (Address including zip code,       (I.R.S. Employer
jurisdiction of             and telephone number,            Identification
incorporation or           including area code of               Number)
 organization)             Registrant's principal
                             executive offices)
                           1991 STOCK INCENTIVE PLAN

                           (Full Title of the Plan)

                             MR. ANTHONY J. DELUCA
               Senior Vice President and Chief Financial Officer
                     International Technology Corporation
                           23456 Hawthorne Boulevard
                          Torrance, California  90505
                                (310) 378-9933
           (Name, address including zip code, and telephone number,
                 including area code, of agent of for service)

                             --------------------

                                With a copy to:

                            KAREN E. BERTERO, ESQ.
                            Gibson, Dunn & Crutcher
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213)  229-7000

                            ----------------------

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                        Proposed
                                                            Proposed                    Maximum
    Title of Securities           Amount to        Maximum Offering Price Per      Aggregate Offering          Amount of
     to be Registered        be Registered(1)(2)           Share (3)                    Price(3)            Registration Fee(3)
- ---------------------------------------------------------------------------------------------------------------------------------
 Common Stock,
 par value $1.00 per
 share                           2,083,558               $2.9375                    $6,120,451.63              $2,110.50

=================================================================================================================================

(1) The Registrant previously registered 1,314,967 shares of its Common Stock (and related Preferred Stock Purchase Rights) with respect to its 1991 Stock Incentive Plan on Form S-8 (File No. 33-52974).
(2) Each share of Common Stock includes one Preferred Stock Purchase Right.
(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of International Technology Corporation as reported on The New York Stock Exchange, Inc. on July 5, 1995.
================================================================================

                          INCORPORATION BY REFERENCE

               The contents of the Company's Registration Statement on Form S-8 (No. 33-52974) heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference.



                     REGISTRATION OF ADDITIONAL SECURITIES

INCREASE IN SHARES ISSUABLE PURSUANT TO THE 1991 PLAN

               On June 20, 1991, the Board of Directors of the Company approved and adopted the Company's 1991 Stock Incentive Plan (the "1991 Plan"), and the 1991 Plan was approved by the Company's stockholders on August 22, 1991. The 1991 Plan provides that the maximum number of shares of Common Stock that may be issued pursuant to awards and nonemployee director options granted thereunder was, as of the date of adoption of the 1991 Plan, 654,966, provided however that on April 1st of each year thereafter, such maximum was and will be increased by a number equal to 2% of the number of shares of Common Stock then outstanding. The 1991 Plan provides that no additional awards or non-employee director options may be granted under the 1991 Plan after March 31, 1996.

               Pursuant to the 1991 Plan, the maximum number of shares was increased by the following number of shares on April 1st of the respective indicated years: 660,001 (1992), 664,791 (1993), 704,021 (1994), and 714,746
(1995). Therefore, the aggregate maximum number of shares issuable pursuant to the 1991 Plan is 3,398,525 (including the 654,966 shares reserved for issuance in 1991), subject to adjustment as set forth in the 1991 Plan. The Company previously registered 1,314,967 shares of its Common Stock (and related Preferred Stock Purchase Rights) with respect to the 1991 Plan on Form S-8 (No. 33-52974) and hereby registers an aggregate of 2,083,558 shares of Common Stock and related Preferred Stock Purchase Rights, equaling the allotments for 1993, 1994 and 1995 referenced above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.     EXHIBITS

            4.1 International Technology Corporation 1991 Stock Incentive Plan (previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (File No. 33-52974) and incorporated herein by reference).

            4.2 Form of Non-Qualified Stock Option Agreement Pursuant to the 1991 Stock Incentive Plan.

            4.3 Form of Non-Qualified Stock Option Agreement -- Non-Employee Director Pursuant to the 1991 Stock Incentive Plan

            4.4 Form of Restricted Stock and Escrow Agreement Pursuant to the 1991 Stock Incentive Plan.

            4.5 Certificate of Incorporation of the Registrant as amended (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by reference).

            4.6 Amended and Restated Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 and incorporated herein by reference).

            4.7 Rights Agreement (the "Rights Agreement") dated as of December 14, 1989 by and between the Registrant and Bank of America National Trust and Savings Association, as Rights Agent (previously filed as an Exhibit to the Registrant's Current Report on Form 8-K dated December 14, 1989 and incorporated herein by reference).

            4.8 Amendment No. 1 to the Rights Agreement (previously filed as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988) and incorporated herein by reference).

            4.9 Amendment dated as of April 6, 1995 to Rights Agreement (previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed on May 2, 1995 and incorporated herein by reference).

            5.1     Opinion of Gibson, Dunn & Crutcher.

            23.1    Consent of Gibson, Dunn & Crutcher (included in Exhibit
                    5.1).

            23.2    Consent of Ernst & Young LLP.

            24 Power of Attorney (included on pages 4 and 5 of this Registration Statement).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 5th day of July, 1995.

                                       INTERNATIONAL TECHNOLOGY
                                       CORPORATION



                                           By: Robert B. Sheh
                                               --------------------------------
                                                       Robert B. Sheh,
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Sheh, Anthony J. DeLuca, Eric Schwartz and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                      DATE
         ---------                          -----                      ----

/s/ E. Martin Gibson         Chairman of the Board of             July 5, 1995
- ---------------------------
         E. Martin Gibson     Directors


/s/ Robert B. Sheh           Director, President and              July 5, 1995
- ---------------------------
           Robert B. Sheh     Chief Executive Officer


/s/ Donald S. Burns          Director                             July 5, 1995
- ---------------------------
           Donald S. Burns


/s/ John H. Hutchinson       Director                             July 5, 1995
- ---------------------------
         John H. Hutchison


/s/ Murray H. Hutchinson     Director                             July 5, 1995
- ---------------------------
       Murray H. Hutchison

/s/ W. Scott Martin          Director                             July 5, 1995
- ---------------------------
          W. Scott Martin


/s/ James C. McGill          Director                             July 5, 1995
- ---------------------------
          James C. McGill


/s/ Jack O. Vance            Director                             July 5, 1995
- ---------------------------
          Jack O. Vance


/s/ Anthony J. DeLuca        Senior Vice President and Chief      July 5, 1995
- ---------------------------   Financial Officer (Principal
    Anthony J. DeLuca         Financial Officer)



/s/ Philip H. Ockelmann      Vice President, Treasurer and        July 5, 1995
- ---------------------------   Controller (Principal
      Philip H. Ockelmann     Accounting Officer)

                                 EXHIBIT INDEX

Exhibit                                                                           Sequentially
Number       Description                                                          Numbered Page*
- ------       -----------                                                          --------------
4.1          International Technology Corporation 1991 Stock Incentive
             Plan (previously filed as an Exhibit to the Registrant's
             Registration Statement on Form S-8 (File No. 33-52974) and
             incorporated herein by reference).

4.2          Form of Non-Qualified Stock Option Agreement Pursuant to the
             1991 Stock Incentive Plan.

4.3          Form of Non-Qualified Stock Option Agreement -- Non-Employee
             Director Pursuant to the 1991 Stock Incentive Plan

4.4 Form of Restricted Stock and Escrow Agreement Pursuant to the 1991 Stock Incentive Plan.

4.5          Certificate of Incorporation of the Registrant as amended
             (previously filed as an Exhibit to the Registrant's Annual
             Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by reference).

4.6 Amended and Restated Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 and incorporated herein by reference).

4.7          Rights Agreement (the "Rights Agreement") dated as of
             December 14, 1989 by and between the Registrant and Bank of America National Trust and Savings Association, as Rights
             Agent (previously filed as an Exhibit to the Registrant's
             Current Report on Form 8-K dated December 14, 1989 and incorporated herein by reference).



____________________

* This information appears only in the manually signed copy of this Registration Statement files with the Securities and Exchange Commission.

4.8 Amendment No. 1 to the Rights Agreement (previously filed as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988) and incorporated herein by reference).

4.9          Amendment dated as of April 6, 1995 to Rights Agreement
             (previously filed as an Exhibit to the Registrant's Current
             Report on Form 8-K filed on May 2, 1995 and incorporated herein by reference).

5.1          Opinion of Gibson, Dunn & Crutcher.

23.1         Consent of Gibson, Dunn & Crutcher (included in Exhibit
             5.1).

23.2         Consent of Ernst & Young LLP.

24 Power of Attorney (included on pages 4 and 5 of this Registration Statement).